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                                                EXECUTION COPY


     WAIVER AND SECOND AMENDMENT, dated as of July 11, 1994 (this
"Amendment"), to the Loan and Security Agreement, dated as of December 15, 1993 (as heretofore amended, supplemented or otherwise modified, the "Loan Agreement"), between BankAmerica Business Credit, Inc. (the "Lender") and Grossman's Inc. (the "Borrower").


                     W I T N E S S E T H :
                     - - - - - - - - - -

     WHEREAS, the Lender and the Borrower are parties to the Loan
Agreement;

     WHEREAS, the Borrower has requested that the Lender waive the provisions of Section 9.10 of the Loan Agreement to the extent necessary to permit the Borrower to make a prepayment in respect of certain equipment leases and amend certain provisions of the Loan Agreement to provide for (i) the issuance of certain standby Letters of Credit having automatic or "evergreen" renewal provisions and (ii) a temporary increase in the sublimit for Letters of Credit; and

     WHEREAS, the Lender is willing to grant such waiver and make such amendments but only on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed thereto in the Loan Agreement.

     2. Waiver of Section 9.10 (Prepayment). The Lender hereby waives the provisions of Section 9.10 of the Loan Agreement to the extent necessary to permit the Borrower to make a prepayment in an aggregate principal amount not to exceed $117,000 of certain equipment leases between the Borrower, as lessee, and Prudential Interfunding Corp., as lessor.

     3. Amendment of Section 1.1 (Defined Terms). Section 1.1 of the Loan Agreement is hereby amended by:

          (a) deleting from the definition of "Availability" contained therein clause (i)(B) of paragraph (b) of such definition and substituting therefor the following:



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          "(B) the undrawn amount of all Letters of Credit (provided, however, that if at any time during the period from August 1, 1994 through October 1, 1994, both the Bank of Boston Letter of Credit and the Insurance Company Letters of Credit are outstanding, only the undrawn amount of the Insurance Company Letters of Credit shall be included in this clause (B))"; and

          (b) adding the following new defined terms in their appropriate alphabetical order:

               "'Bank of Boston Letter of Credit' means standby letter of credit number PG753287, in the face amount of $7,398,334, issued by The Chase Manhattan Bank, N.A. in favor of The First National Bank of Boston pursuant to the Letter of Credit Agreement."

               "'Insurance Company Letters of Credit' means, collectively, (i) the standby letter of credit in the face amount of $6,928,334, issued by The Chase Manhattan Bank, N.A. in favor of Lumberman's Mutual Casualty Co. pursuant to the Letter of Credit Agreement, and (ii) the standby letter of credit in the face amount of $307,000, issued by The Chase Manhattan Bank, N.A. in favor of Travelers Indemnity Company pursuant to the Letter of Credit Agreement."

     4. Amendment of Section 2.3 (Letters of Credit). Section 2.3 of the Loan Agreement is hereby amended by:

          (a) deleting the parenthetical phrase from clause (ii) of the second sentence thereof; and

          (b) deleting clause (a) of the third sentence thereof and substituting therefor the following:

     "(a) the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn amount of all outstanding Letters of Credit and the aggregate amount of unreimbursed drawings under Letters of Credit to the extent not included in the Revolving Loans, would exceed the sum of (i) $15,000,000 plus (ii) if at any time during the period from August 1, 1994 through October 1, 1994 both the Bank of Boston Letter of Credit and the Insurance Company Letters of Credit are outstanding, the aggregate undrawn face amount of the Insurance Company Letters of Credit;".

     5. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender as follows, with the same effect as if such representations and warranties were set forth in the Loan Agreement:



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          (a)  The Borrower has the corporate power and authority to enter into this Amendment and has taken all corporate action required to authorize its execution and delivery of this Amendment and its performance of the Loan Agreement, as amended hereby (as so amended, the "Amended Agreement"). This Amendment has been duly executed and delivered by the Borrower and the Amended Agreement constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. The execution, delivery, and performance of this Amendment and the Amended Agreement by the Borrower will not violate its certificate of incorporation or by-laws or any agreement or legal requirement binding on the Borrower.

          (b) On the date hereof and after giving effect to the terms of this Amendment, (i) the Loan Agreement and the other Loan Documents are in full force and effect and constitute the Borrower's binding obligations, enforceable against the Borrower in accordance with their respective terms; (ii) no Event or Event of Default has occurred and is continuing; and (iii) the Borrower does not have any defense to or setoff, counterclaim or claim against payment of the Obligations and enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.

     6. Effectiveness. This Amendment shall be effective as of the date first written above upon receipt by the Lender of (a) a counterpart hereof duly executed by the Borrower, (b) a letter agreement in substantially the form of Exhibit A hereto duly executed by Lumberman's Mutual Casualty Co., and (c) a letter agreement in substantially the form of Exhibit A hereto duly executed by Travelers Indemnity Company.

     7. Limited Effect. This Amendment shall be limited solely to the matters expressly set forth herein and shall not (a) constitute a waiver or amendment of any other term or condition of the Loan Agreement or of any instrument or agreement referred to therein or (b) prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein. Except as expressly amended and waived hereby, all of the covenants and provisions of the Loan Agreement are and shall continue to be in full force and effect.

     8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     9. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be an original, and all of which taken together shall be deemed to constitute one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                              BANKAMERICA BUSINESS CREDIT, INC.



                              By:  ___________________________
                                   Name:
                                   Title:


                              GROSSMAN'S INC.



                              By:  ___________________________
                                   Name:
                                   Title:




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                                                     EXHIBIT A
                                                     ---------


        [Letterhead of Lumberman's Mutual Casualty Co.]


                                   [Date]


The Chase Manhattan Bank, N.A.
North American Trade Operations
4 Chase Metrotech Center - 8th Floor
Brooklyn, New York 11245

BankAmerica Business Credit, Inc.
40 East 52nd Street
New York, New York 10022

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts 02110
Attention:  Richard Hill, Jr.

Ladies and Gentlemen:

     We refer to restated letters of credit listed on Schedule I attached hereto and made a part hereof, which restated letters of credit were issued by The First National Bank of Boston ("Bank of Boston") for the account of Grossman's Inc. ("Grossman's") for the benefit of Lumberman's Mutual Casualty Co. (the "Beneficiary") (collectively, the "Existing Letters of Credit").

     We have been informed by BankAmerica Business Credit, Inc. ("BABC") that pursuant to a Loan and Security Agreement between BABC and Grossman's, BABC will cause The Chase Manhattan Bank, N.A. ("Chase") to issue a new letter of credit in favor of the Beneficiary (the "Replacement Letter of Credit") in an amount equal to the aggregate face amount of the Existing Letters of Credit and in substantially the form of the Existing Letters of Credit.

     In consideration of the delivery of the Replacement Letter of Credit to the Beneficiary before the return of the Existing Letters of Credit to Bank of Boston by the Beneficiary, the Beneficiary hereby agrees as follows:

          (a) Immediately upon receipt by the Beneficiary of the Replacement Letter of Credit, the Beneficiary shall deem the Existing Letters of Credit to be cancelled and in no event shall the Beneficiary attempt to make a drawing under both the Replacement Letter of Credit and any Existing Letter of Credit while both the Replacement Letter of Credit and the Existing Letters of Credit are in its possession.



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          (b)  Forthwith upon receipt by the Beneficiary of the
     Replacement Letter of Credit, the Beneficiary shall return the Existing Letters of Credit to Bank of Boston at its address set forth above.

          (c) The Beneficiary will indemnify and hold harmless Bank of Boston, Chase and BABC from and against all claims, losses, liabilities, damages, obligations, penalties, actions, judgments, suits, costs and expenses arising out of the failure by the Beneficiary to comply with the agreements set forth in paragraphs
     (a) and (b) above.

     This letter agreement shall be binding upon the Beneficiary and its successors and assigns and shall inure to the benefit of the Bank of Boston, Chase, BABC and their respective successors and assigns.


                                   Very truly yours,

                                   LUMBERMAN'S MUTUAL CASUALTY CO.



                                   By:  __________________________
                                        Name:
                                        Title:





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                                                          SCHEDULE I


      The First National Bank of Boston Letters of Credit
      ---------------------------------------------------


Policy Period            Letter of Credit #         Amount
- -------------            ------------------         ------

10/1/88-10/1/89               50014715            $  228,100
10/1/89-10/1/90               50014958            $  515,216
10/1/90-10/1/91               50053553            $1,432,620
10/1/91-10/1/92               50015201            $  860,569
10/1/91-10/1/92               50015202            $  554,240
10/1/92-10/1/93               50080619            $3,337,589





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                                                     EXHIBIT B
                                                     ---------


          [Letterhead of Travelers Indemnity Company]


                                   [Date]


The Chase Manhattan Bank, N.A.
North American Trade Operations
4 Chase Metrotech Center - 8th Floor
Brooklyn, New York 11245

BankAmerica Business Credit, Inc.
40 East 52nd Street
New York, New York 10022

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts 02110
Attention:  Richard Hill, Jr.

Ladies and Gentlemen:

     We refer to restated Letter of Credit number 50006596 in the face amount of $307,000 covering the period October 1, 1987 to October 1, 1988 issued by The First National Bank of Boston ("Bank of Boston") for the account of Grossman's Inc. ("Grossman's") for the benefit of Travelers Indemnity Company (the "Beneficiary") (the "Existing Letter of Credit").

     We have been informed by BankAmerica Business Credit, Inc. ("BABC") that pursuant to a Loan and Security Agreement between BABC and Grossman's, BABC will cause The Chase Manhattan Bank, N.A. ("Chase") to issue a new letter of credit in favor of the Beneficiary (the "Replacement Letter of Credit") in an amount equal to the face amount of the Existing Letter of Credit and in substantially the form of the Existing Letter of Credit.

     In consideration of the delivery of the Replacement Letter of Credit to the Beneficiary before the return of the Existing Letter of Credit to Bank of Boston by the Beneficiary, the Beneficiary hereby agrees as follows:

          (a) Immediately upon receipt by the Beneficiary of the Replacement Letter of Credit, the Beneficiary shall deem the Existing Letter of Credit to be cancelled and in no event shall the Beneficiary attempt to make a drawing under both the Replacement Letter of Credit and the Existing Letter of Credit while both such letters of credit are in its possession.



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          (b)  Forthwith upon receipt by the Beneficiary of the
     Replacement Letter of Credit, the Beneficiary shall return the Existing Letter of Credit to Bank of Boston at its address set forth above.

          (c) The Beneficiary will indemnify and hold harmless Bank of Boston, Chase and BABC from and against all claims, losses, liabilities, damages, obligations, penalties, actions, judgments, suits, costs and expenses arising out of the failure by the Beneficiary to comply with the agreements set forth in paragraphs
     (a) and (b) above.

     This letter agreement shall be binding upon the Beneficiary and its successors and assigns and shall inure to the benefit of the Bank of Boston, Chase, BABC and their respective successors and assigns.


                                   Very truly yours,

                                   TRAVELERS INDEMNITY COMPANY



                                   By:  __________________________
                                        Name:
                                        Title: